Clover Health Announces Counterpart Health, a New SaaS and Tech Enabled Services Solution to Bring the Power of CA Technology to all Medicare Advantage Payors and Providers

FRANKLIN, Tenn. – May 29, 2024 – Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare, is excited to announce that its flagship clinical decision support tool, Clover Assistant, is now generally available for external payors and providers under the brand name Counterpart Assistant (“CA”). This strategic move with Counterpart Health, a subsidiary of Clover Health, aims to extend the benefits of data-driven proven technology, personalized care to a wider audience, enabling enhanced patient outcomes and reduced healthcare costs across the nation.

Key Highlights:
•Strategic Expansion: CA will now support healthcare providers outside Clover Health's Medicare Advantage plan, broadening its impact on patient care and operational efficiency, and giving Clover a new pathway to growth leveraging its existing technology assets.
•Robust Revenue Model: The new offering will employ a hybrid SaaS and shared-savings model, with options for full capitation. This ensures flexibility and alignment of financial incentives with improved health outcomes.
•Unmatched Features: CA's differentiated technology-centric model delivers rapid value-based success via data, artificial intelligence (AI), and machine learning to enhance the data and suggestions available to clinicians and improve patient care.
•Comprehensive Support: Leveraging Clover’s extensive experience with its own MA plan, Counterpart Health provides full implementation support, including training, integration assistance, and ongoing technical support. CA’s cloud-native architecture ensures scalability.
•Proven in Value-Based Care: Clinicians using Counterpart Assistant see over 1,000 basis point differential in Medical Cost Ratios.
•Proven Clinical Outcome Improvement: Clover has released retrospective data analyses exploring the significant association between CA use and early diagnosis of Diabetes and Chronic Kidney Disease as well as improved Medication Adherence.

"We are incredibly proud of CA and the clinical improvements it brings to value-based care including through its association with the improved identification and management of chronic disease," said Andrew Toy, CEO of Clover Health. "At Clover, we measure the progress of our mission and the progress of our business by the same metric - the number of lives managed by primary care physicians using our CA technology. By making CA available to be used to manage lives that are in other Medicare Advantage plans, we are taking a significant step towards our mission of improving healthcare for all. The usage of CA remains consistent - a patient is a patient - so we feel this is a great way to grow the number of lives under CA management quickly."

Counterpart’s proprietary technology platform is now live with its first clinician users in external software-as-a-service (SaaS) and value-based arrangements, and supports clinicians in a range of practices, from large integrated health systems to small, ACO-affiliated community practices. To learn more about Counterpart Health, a subsidiary of Clover Health, visit: www.counterparthealth.com.

For supplemental information on today’s announcement, please refer to the accompanying investor presentation found here as well as on Clover Health’s Investor Relations website at: investors.cloverhealth.com

Clover Health’s management team will be presenting at the 2024 Leerink Partners Healthcare Crossroads Conference later today, May 29, 2024, at 4:40 p.m. Eastern Time. A live audio webcast will be available online at: https://wsw.com/webcast/leerink34/clov/2226900. A replay of the webcast will be available via webcast for on-demand listening after the completion of the call, at the same web link and at Clover Health’s Investor Relations website at investors.cloverhealth.com.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease.

Forward-Looking Statements:
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the anticipated benefits associated with the use of Clover Assistant, and the expansion of this platform to external payors and providers through Counterpart Assistant, including the ability of external payors and providers to utilize Counterpart Assistant to manage their medical care ratios, as well as our expectations related to Clover Health’s profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in our subsequent filings with the SEC, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

For customer inquiries on Counterpart Assistant, please contact:
hello@counterparthealth.com

Investor Relations Contact:

Ryan Schmidt

investors@cloverhealth.com

Press Contact:

Andrew Still-Baxter

press@cloverhealth.com